Exhibit 10.10
NEOPROBE CORPORATION
AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENT
     This Amendment (“Amendment”) is made as of December 26, 2007, to the 10% Convertible Note Purchase Agreement, dated June 29, 2007 (the “Agreement”), between NEOPROBE CORPORATION (the “Company”), incorporated under the laws of the State of Delaware, with its principal office at 425 Metro Place North, Suite 300, Dublin, OH 43017 and David C. Bupp, residing at 9095 Moors Place North, Dublin, Ohio 43017, Cynthia B. Gochoco, residing at 1550 Chapel Drive, York, Pennsylvania 17404, and Walter H. Bupp, residing at 2038 Wyntre Brook Drive, York, Pennsylvania 17403, as joint tenants with right of survivorship (each a “Purchaser,” and collectively the “Purchasers”). Capitalized terms not otherwise defined herein shall have the respective meanings defined in the Agreement.
     WHEREAS, in connection with the Company’s obtaining financing from the sale to certain investors (the “Investors”) of $7,000,000 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Promissory Notes, due December 26, 2011 (the “Series A Notes”) and $3,000,000 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Promissory Notes, due December 26, 2011 (together with the Series A Notes, the “Investor Notes”), and 3,000 shares of the Company’s 8% Series A Convertible Preferred Stock (the “Preferred Stock”), the Investors have requested that the term of the 10% Convertible Note, due July 8, 2008, in the principal amount of $1,000,000 (the “Note”) issued to the Purchasers be extended until December 31, 2011; and
     WHEREAS, in consideration for the Purchasers’ agreement to the extension of the term of the Note, the Company has agreed to provide security for the obligations evidenced by the amended Note, and to issue to the Purchasers additional warrants to purchase shares of Common Stock of the Company;
     NOW THEREFORE, in consideration of the foregoing, the mutual promises of the Company and the Purchasers set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers agree as follows:
     1. Amended Note. Simultaneously with the closing of the issuance and sale of the Series A Notes to the Investors, the Company will execute, issue and deliver to the Purchasers an amended Note (the “Amended Note”) in the form attached hereto as Exhibit A in exchange for the original Note, which the Purchasers agree to promptly surrender to the Company for cancellation. Upon the issuance of the Amended Note, the Company shall have no further obligations under the original Note.
     2. Security Agreement. Simultaneously with the execution, issuance and delivery to the Purchasers of the Amended Note, the Company will execute and deliver to the Purchasers a security agreement in the form attached hereto as Exhibit B (the “Security Agreement”).
     3. New Warrant. Simultaneously with the execution, issuance and delivery to the

Purchasers of the Amended Note, the Company will execute and deliver to the Purchasers a warrant to purchase 500,000 shares of Common Stock, in the form attached hereto as Exhibit C (the “New Warrant”). The Series V Warrant of the Company to purchase 500,000 shares of Common Stock issued to the Purchasers in 2007 (the “Original Warrant”) shall remain issued and outstanding, and the terms thereof are not modified hereby.
     4. Intercreditor Agreement. Simultaneously with the execution, issuance and delivery to the Purchasers of the Amended Note, Security Agreement and New Warrant, and subject to the execution and delivery thereof by the Investors, the Purchasers will execute and deliver to the Company and the Investors the Intercreditor Agreement in the form attached hereto as Exhibit D (the “Intercreditor Agreement”). The Purchasers acknowledge and agree that the certain obligations of the Company and certain rights of the Purchasers under the Agreement, the Amended Note, the Security Agreement, the Original Warrant and the New Warrant will be expressly subordinated to the rights (including without limitation the registration rights) and security interest of the Investors pursuant to the terms of the Intercreditor Agreement.
     5. Waiver of Antidilution Rights. Purchasers expressly waive any adjustment to the conversion price of the Note and the Amended Note, or to the exercise price of the Original Warrant or the New Warrant, pursuant to the antidilution provisions of such instruments, that might otherwise be required to be made as a result of the issuance of the Investor Notes or the Preferred Stock, any warrants issued to the Investors in connection therewith, or any shares of Common Stock or other securities of the Company issued or issuable on the conversion, exercise or exchange thereof, or as payment of dividends or interest thereon.
     6. Entire Agreement. Except to the extent expressly modified or amended by this Agreement, the Amended Note, the Security Agreement, and the Intercreditor Agreement, the Agreement remains in full force and effect in accordance with its terms. The Agreement, this Amendment, the Amended Note, the Security Agreement, the Intercreditor Agreement, the Original Warrant and the New Warrant constitute the entire agreement among the parties and supersede in all respects any other agreement or understanding among the parties. No party will be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
     7. Counterparts. This Agreement may be executed in multiple counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument.
     8. Severability. If any one or more of the provisions contained in this Agreement may be invalid, illegal, or unenforceable in any respect, then the validity, legality, or enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     9. Successors and Assigns. This Amendment is binding upon and inures to the benefit of the Company and the Purchasers and their respective heirs, administrators, successors, and assigns; provided, however, that the Company may not transfer its rights under this Agreement to any other person without the prior written consent of Purchasers.

     10. Governing Law. This Agreement is governed by and will be construed and enforced in accordance with the law of the State of Ohio, without giving effect to the conflicts of laws principles of any jurisdiction, except to the extent that the Delaware General Corporation Law shall govern.
     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first set forth above.
[SIGNATURE PAGES FOLLOW]

NEOPROBE CORPORATION
By	/s/ Brent L. Larson
Brent L. Larson, Vice President of Finance

Signature page to Amendment to Note Purchase Agreement

PURCHASERS
/s/ David C. Bupp
David C. Bupp

/s/ Cynthia B. Gochoco
Cynthia B. Gochoco

/s/ David C. Bupp POA
Walter H. Bupp, by David C. Bupp, his attorney in
fact, under power of attorney dated April 22, 2005

Signature page to Amendment to Note Purchase Agreement

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